SCHEDULE 14A
                      (Rule 14a-101)
          INFORMATION REQUIRED IN PROXY STATEMENT
                  SCHEDULE 14A INFORMATION
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                     Exchange Act of 1934

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/   /  Definitive Additional Materials
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       or Rule 14a-12

                     Somatix Therapy Corporation
----------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                     Somatix Therapy Corporation
----------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement,
                    if other than Registrant)

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
                   SOMATIX THERAPY CORPORATION
                    850 Marina Village Parkway
                    Alameda, California  94501

                         October 16, 1995


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Somatix Therapy Corporation (the "Company") which will be held at 10:00 a.m. on November 16, 1995, at the principal executive offices of the Company at 850 Marina Village Parkway, Alameda, California 94501.

         At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect a Board of Directors of ten directors to serve for the ensuing year or until their successors are elected; (ii) to approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to render non-employee members of the Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, eligible to participate in the Discretionary Option Grant Program in effect under the Option Plan so that they may receive option grants under both the Discretionary Option Grant Program and the Automatic Option Grant Program; and (iii) to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending June 30, 1996.

         The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

         After reading the Proxy Statement, please mark, date, sign and return by no later than November 10, 1995, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Somatix Therapy Corporation 1995 Annual
Report is also enclosed.

         We look forward to seeing you at the Annual Meeting.

                           Sincerely,


                           David W. Carter,
                           Chairman of the Board,
                           President and Chief Executive Officer

________________________________________________________________
|                         IMPORTANT                            |
| Please mark, date, sign and return the enclosed proxy | | promptly in the enclosed postage-paid return envelope so | | that if you are unable to attend the Annual Meeting your |
| shares may be voted.                                         |
|______________________________________________________________|

                  SOMATIX THERAPY CORPORATION

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held November 16, 1995

TO THE STOCKHOLDERS OF SOMATIX THERAPY CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Somatix Therapy Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time on Thursday, November 16, 1995, at the Company's offices, 850 Marina Village Parkway, Alameda, California 94501, for the following purposes:

         1. To elect a Board of Directors of ten directors to serve for the ensuing year or until their respective successors are elected and qualified.

         2. To approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to render non-employee members of the Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, eligible to participate in the Discretionary Option Grant Program in effect under the Option Plan so that they may receive option grants under both the Discretionary Option Grant Program and the Automatic Option Grant Program.

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1996.

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on September 25, 1995 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for ten days prior to the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.


                          Sincerely,



                          David W. Carter
                          Chairman of the Board of Directors,
                          President and Chief Executive Officer

Alameda, California
October 16, 1995

                  SOMATIX THERAPY CORPORATION
                   850 Marina Village Parkway
                   Alameda, California 94501
                _______________________________

                       PROXY STATEMENT
                _______________________________

             For the Annual Meeting of Stockholders
               To Be Held on November 16, 1995


              GENERAL INFORMATION FOR STOCKHOLDERS


         THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOMATIX THERAPY CORPORATION, A DELAWARE CORPORATION (THE "COMPANY" OR "SOMATIX"), FOR USE AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:00 A.M. ON NOVEMBER 16, 1995, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 850 MARINA VILLAGE PARKWAY, ALAMEDA, CALIFORNIA 94501 AND AT ANY ADJOURNMENT THEREOF.

         This Proxy Statement and the accompanying form of Proxy was first mailed to the stockholders entitled to vote at the Annual Meeting on or about October 16, 1995.

RECORD DATE AND VOTING

         Stockholders of record at the close of business on September 25, 1995, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 22,689,470 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote, held by 1,025 stockholders of record. Also, 254,148 */ shares of the Company's Series A Preferred Stock (the "Preferred Stock") were outstanding and entitled to vote, and held by 11 stockholders of record.
Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. Each stockholder holding Preferred Stock as of the record date is also entitled to one vote for each share of Common Stock into which such Preferred Stock is convertible as of the record date. As of the record date, one share of Preferred Stock is currently convertible into 6.25 shares of Common Stock. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., where a broker or nominee submits a Proxy specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

--------------------------------
*/  Currently convertible into 1,588,425 shares of the Company
Stock.

                              1.

REVOCABILITY OF PROXIES

         Any stockholder giving a Proxy pursuant to this solicitation may revoke such Proxy at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 850 Marina Village Parkway, Alameda, California 94501, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders.
Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual
Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

                        IMPORTANT

         PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY
IN THE POSTAGE-PREPAID, RETURN ENVELOPE PROVIDED BY NO LATER
THAN NOVEMBER 10, 1995, SO THAT IF YOU ARE UNABLE TO ATTEND THE
ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

         THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1995 IS BEING MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

        MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

               PROPOSAL ONE - ELECTION OF DIRECTORS

         On September 14, 1995 the Board of Directors amended the
Bylaws to provide for not less than six   directors and not more
than eleven directors. The number of directors as of the date of the Annual Meeting is fixed at ten. At the Annual Meeting, a Board of Directors of ten directors will be elected, to serve until the Company's next Annual Meeting, until their successors shall have been duly elected and qualified or until their death, resignation or removal. The Board of Directors has selected ten nominees, nine of whom are current directors of the Company and one is a new nominee. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below. The ten candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.


                              2.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING, UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR DEATH, RESIGNATION OR REMOVAL.

INFORMATION WITH RESPECT TO NOMINEES

         Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of June 30, 1995.


       Name                              Position(s) with the Company                      Age            Director Since

CONTINUING DIRECTORS FOR REELECTION

David W. Carter . . . . . . . . .        Chairman of the Board of Directors,               56             1988
                                         President and Chief Executive Officer

Karen Davis, Ph.D.  . . . . . . .        Director                                          52             1992

Michael R. Eisenson . . . . . . .        Director                                          40             1988

Fred H. Gage, Ph.D. . . . . . . .        Director                                          44             1993

Harry F. Hixson, Jr., Ph.D. . . .        Director                                          56             1992

Richard C. Mulligan, Ph.D.  . . .        Director, Executive Vice President, Research      40             1991
                                         and Chief Scientific Officer

John T. Potts, Jr., M.D.  . . . .        Director                                          63             1995

Thomas E. Shenk, Ph.D.  . . . . .        Director                                          48             1995

Samuel D. Waksal, Ph.D. . . . . .        Director                                          48             1995

DIRECTOR NOMINEE FOR ELECTION

Leon E. Rosenberg, M.D  . . . . .        --                                                62             --


BUSINESS EXPERIENCE OF NOMINEES

         MR. CARTER has served as President and Chief Executive Officer of the Company since September 1991 and as a director of the Company since 1988. In September 1994,
Mr. Carter was appointed Chairman of the Board of Directors of the Company. Prior to joining the Company, he was President and Chief Operating Officer of Northfield Laboratories, a company developing an artificial blood product. Mr. Carter currently serves as a member of the Board of Directors for Northfield Laboratories.

         DR. DAVIS has served as a director of the Company since 1992. She is President of The Commonwealth Fund, a philanthropic foundation in the health care field, which she joined in July 1992 as Executive Vice President. Dr. Davis is also an Adjunct Professor of Health Policy and Management at The Johns Hopkins University School of Hygiene and Public Health. From 1982 until 1992, Dr. Davis was Chairman of the Department of Health Policy and Management in The Johns Hopkins University School of Hygiene and Public Health. Dr. Davis sits on several boards and committees concerned with health policy issues and is the author of numerous books and articles on health economics and policy analysis. Dr. Davis currently serves as a director for Primary Care Development Corporation.

                                    3.

         MR. EISENSON has served as a director of the Company since 1988. He joined Harvard Private Capital Group,
Inc., an investment affiliate of Harvard University in 1986, and is President and CEO. Mr. Eisenson presently serves on the Board of Directors of ImmunoGen, Inc., Harken Energy
Corporation, NHP Incorporated, and several privately-held companies.

         DR. GAGE is Professor of Neuroscience at the Salk Institute. He was a founder of GeneSys Therapeutics Corporation ("GeneSys") and has served as a consultant to the Company since the acquisition of GeneSys in January 1992.
Dr. Gage was appointed a director of the Company in September 1993. Dr. Gage was a member of the faculty at the University of California, San Diego, from 1985 to 1995.

         DR. HIXSON is Chairman of the Board of Directors of Neurocrine Biosciences, Inc. He was President, Chief
Executive Officer, and a director of GeneSys from July 1991 until the acquisition of GeneSys by the Company in January 1992. Dr. Hixson served as Chairman of the Board of Directors from January 1992 to September 1994. From October 1988 until his resignation in February 1991, Dr. Hixson served as President, Chief Operating Officer and member of the Board of Directors of Amgen, Inc., a publicly held biotechnology company. Dr. Hixson is a director of Biocircuits, Inc., a publicly held biotechnology company, as well as Neurocrine Biosciences and Signal Pharmaceuticals, both privately held biotechnology companies.

         DR. MULLIGAN was a founder and director of Somatix Corporation from its formation in January 1988 until the merger with Hana Biologics, Inc. in March 1991. Since that time, he has been a director and consultant to the Company, and has served as Chairman of the Scientific Advisory Board. Dr. Mulligan has been a member of the faculty of the Massachusetts Institute of Technology ("MIT") since 1981, where he currently holds the position of Professor of Molecular Biology. He is also a member of the Whitehead Institute for Biomedical Research, a research affiliate of MIT. Dr. Mulligan has been Executive Vice President of Research and Chief Scientific Officer of the Company since June 1, 1994.

         DR. POTTS was appointed to the Board of Directors in March 1995. His career spans 40 years of distinguished service in science and medicine. He earned his M.D. in 1957 from University of Pennsylvania, then trained at Massachusetts General Hospital and National Heart Institute. At National Institutes of Health, he became head of the Section on Polypeptide Hormones prior to becoming Chief of Endocrinology at Massachusetts General Hospital in 1968. Currently, he serves as Physician-in-Chief at Massachusetts General Hospital and Jackson Professor of Clinical Medicine at Harvard Medical School, positions he has held since 1981. He is also a member of the board of directors of Genentech, Inc.

         DR. SHENK joined the Board of Directors in conjunction with Somatix's acquisition of Merlin Pharmaceutical Corporation ("Merlin") in February 1995. Dr. Shenk, a Merlin founder, is Howard Hughes Professor of Molecular Biology at Princeton University. He has done extensive work with adenovirus, and is the author of numerous articles on the subject.

         DR. WAKSAL also joined Somatix's Board of Directors concurrent with the Merlin acquisition. He is president and chief executive officer in Imclone Systems, Incorporated, a New York-based biotechnology company. He has taught at Mount Sinai School of Medicine and conducted research at the National Cancer Institute, Stanford University Medical School and Tufts University School of Medicine. He is author of numerous articles, and also serves as chairman of the board of Cadus Pharmaceutical Corporation.

         DR. ROSENBERG is the President of Bristol-Myers Pharmaceutical Research Institute. Dr. Rosenberg was nominated to the Board of Directors on August 15, 1995. He has been the President of Bristol-Myers Squibb Pharmaceutical Research Institute since September 1991. Prior to joining Bristol-Myers Squibb, Dr. Rosenberg was the dean of the Yale University School of Medicine, a position he had held since 1984. During his 29 year affiliation with Yale, he worked as a research geneticist, teacher, and clinician. Dr. Rosenberg is a member of the Board of Directors of Research America and the Whitehead Institute for Biomedical Research.

                                    4.

         There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held five meetings during the fiscal year ended June 30, 1995. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. Of the nine directors, eight participated in or attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Audit Committee and Compensation Committee, respectively, on which such directors serve. In two instances Dr. Potts was unable to attend meetings of the Board of Directors.

         The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing reports of the Company's internal and external auditors regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee includes three directors, Dr. Hixson, Dr.
Davis and Mr. Eisenson. The Audit Committee held two meetings during the fiscal year ended June 30, 1995, at which each member was in attendance.

         The Compensation Committee, which includes Dr. Hixson, Mr. Eisenson and (since February 1995) Dr. Waksal, reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1992 Stock Option Plan and other employee benefit programs. During the fiscal year ended June 30, 1995, the Compensation Committee met three times and each member was in attendance. On one occasion the Compensation Committee took action by unanimous written consent.

DIRECTOR COMPENSATION

         Drs. Davis, Hixson, Potts, Shenk and Waksal each received $2,000 for each Board of Directors meeting attended during the 1995 fiscal year and were also reimbursed for associated travel expenses. Mr. Eisenson received $2,000 for each Board of Directors meeting attended in order to defray his travel expenses.

         Dr. Waksal earned $9,000 and Dr. Shenk earned $42,000 for consulting services rendered to the Company pursuant to consulting agreements entered into in connection with the Merlin acquisition. The fees earned were applied to the repayment of short-term loans granted to Dr. Waksal and Dr. Shenk.

         In November 1991, in connection with the Company's acquisition of GeneSys, the Company entered into a consulting agreement with Dr. Fred Gage, a founder and consultant of GeneSys and a current member of the Company's Board of Directors. The terms of the agreement require the Company to pay Dr. Gage $100,000 per year for his consulting services, provided he renders at least four working days of such service per month, and to reimburse him for reasonable expenses directly incurred in connection with such services. The agreement provides that Dr. Gage's consulting services in the field of gene therapy be rendered exclusively for the Company. For the 1995 fiscal year, Dr. Gage received $100,000 for services rendered pursuant to this consulting agreement.

         Dr. Gage was also granted, under the Discretionary Option Grant Program in effect under the Company's 1992
Stock Option Plan, an option in March, 1995 to purchase 25,000 shares of Common Stock at an exercise price of $3.50 per share, the fair market value per share on that date. The option will become immediately exercisable for all the option shares upon stockholders' approval of the amendment to the 1992 Stock Option Plan described in Proposal Two below, and will have a maximum term of ten years, subject to earlier termination following Dr. Gage's cessation of service with the Company. The shares purchasable under the option will vest in a series of 16 successive equal quarterly installments upon Dr. Gage's completion of each full calendar quarter of service with the Company, either as a consultant or non-employee member of the Board of Directors, measured from the grant date. However, full and immediate vesting of the option shares will occur in the event the Company should be acquired by merger or asset sale. For further information concerning this

                                    5.

option grant, see "Proposal Two - Approval of Amendment to 1992
Stock Option Plan; Discretionary Option Grant Program."

         During the 1995 fiscal year, Drs. Potts, Shenk and Waksal each received an option grant to purchase 25,000 shares of Common Stock pursuant to the automatic option grant program in effect under the Company's 1992 Stock Option Plan. The grant was made to each such individual at the time he first joined the Board of Directors a non-employee director, and the exercise price per share in effect under each option is equal to the fair market value of the Common Stock on the grant date: $3.063 for Dr. Potts, $4.25 for Dr. Shenk and $4.25 for Dr. Waksal. Each option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board of Director service prior to vesting in those shares. The repurchase right will lapse, and the optionee shall acquire a vested interest in the option shares, in a series of 16 successive equal quarterly installments over the optionee's period of Board of Director service. For further information concerning the terms of these automatic option grants, see "Proposal Two -
Approval of Amendment to 1992 Stock Option Plan; Automatic Option
Grant Program."

         No other compensation was paid to directors of the Company in respect of their services as directors or consultants.


                    PROPOSAL TWO - APPROVAL OF
                AMENDMENT TO 1992 STOCK OPTION PLAN

INTRODUCTION

         The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1992 Stock
Option Plan (the "Option Plan") which was approved by the Board of Directors in March, 1995, subject to stockholder approval at the Annual Meeting. The amendment will effect the following principal change to the existing provisions of the Option Plan:

                  Non-employee members of the Company's Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, will now be eligible to participate in the Discretionary Option Grant Program in effect under the Option
Plan so that they may receive option grants under both the Discretionary Option Grant and Automatic Option Grant
Programs.

         The affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote is required for approval of the amendment to the Option Plan at the Annual Meeting.

         The Option Plan became effective on September 15, 1992 as the successor to the 1983 Stock Option Plan (the "Predecessor Plan"). All outstanding options under the Predecessor Plan were incorporated into the Option Plan at that time, and no further option grants are to made under the Predecessor Plan.

         The purpose of the Option Plan is to provide a means whereby key employees, officers and non-employee directors and consultants of the Company and its parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock pursuant to options granted under the Option Plan. The Board of Directors believes that option grants under the Option Plan are critical to the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability, and the Board of Directors accordingly recommends that the stockholders vote IN FAVOR OF the amendment.

                                    6.

         The principal terms and provisions of the Option Plan as modified by the recent amendment are summarized below. The summary is not, however, intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan as amended will be furnished without charge to any stockholder upon written request to the Corporate Secretary of the Company.

DESCRIPTION OF THE OPTION PLAN

         Structure.   The Option Plan is divided into two
separate equity incentive programs:  (i) a Discretionary
Option Grant Program under which key employees, consultants and non-employee members of the Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, may be granted options to purchase shares of Common Stock; and (ii) an Automatic Option Grant Program under which eligible non-employee members of the Board of Directors will automatically receive a special option grant to purchase shares of Common Stock during their period of service as a member of the Board of Directors.

         Options granted under the Discretionary Option Grant
Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant
Program will be non-statutory options.

         Administration. The Discretionary Option Grant Program is administered by the Compensation Committee of the Board of Directors (the "Committee" or the "Plan Administrator"). Committee members are appointed by, and serve for such period of time as determined by, the Board of Directors. No member of the Board of Directors may serve on the Committee if he or she has, during the 12-month period preceding his or her appointment to the Committee, received an option grant or stock award under the Option Plan, other than pursuant to the Automatic Option Grant Program, or under any other stock plan of the Company or its parent or subsidiary corporations.

         The Plan Administrator has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Discretionary Option Grant Program, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the vesting schedule for the option shares, the maximum term for which the option is to remain outstanding and the remaining provisions of the option grant.

         All grants under the Automatic Option Grant Program are made in strict compliance with the express provisions of that program, and no administrative discretion is exercised by the Plan Administrator.

         Eligibility. Key employees (including officers) and independent consultants in the service of the Company or its parent or subsidiary corporations (whether now existing or subsequently established) and non-employee members of the Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, are eligible to receive option grants under the Discretionary Option Grant Program. Only non-employee members of the Board of Directors are eligible to participate in the Automatic Option Grant Program.

         As of September 15, 1995, approximately 120 persons
(including five executive officers and five non-employee members of the Board of Directors) were eligible to participate in the Discretionary Option Grant Program, and seven non-employee members of the Board of Directors were eligible to participate in the Automatic Option Grant Program.

                                    7.

         Securities Subject to Option Plan. The maximum number of shares of Common Stock issuable over the term of the Option Plan may not exceed 3,200,000 shares */. Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market.

         In no event may any one individual participating in the Option Plan be granted stock options or separately exercisable stock appreciation rights after August 31, 1994 for more than 25% of the total number of shares of Common Stock available for issuance under the Option Plan from and after that date, including any other share increases to the Option Plan subsequently approved by the stockholders.

         Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described in the "Cancellation and Regrant of Options" section below), the shares subject to the portion of the option not so exercised will be available for subsequent grant under the Option Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Option Plan will not be available for subsequent grants.

DISCRETIONARY OPTION GRANT PROGRAM

         Price and Exercisability. The option exercise price per share for an incentive stock option under the Federal tax laws may not be less than the fair market value of the Common Stock on the grant date. The exercise price per share for any non-statutory options may not be less than 85% of such fair market value. Options granted under the Discretionary Option Grant Program will become exercisable in periodic installments over the optionee's period of service as established by the Plan Administrator and set forth in the instrument evidencing the option grant. No granted option will have a term in excess of ten years.

         The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares, plus any federal or state income or employment taxes incurred in connection with the purchase.

         Valuation. For purposes of establishing the exercise price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on that date, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last previous date for which such quotation exists will be determinative of fair market value. The closing selling price of the Common Stock on September 15, 1995 was $6.625 per share.

         Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the limited post-service period designated by the Plan
Administrator at the time of

*/ From and after September 15, 1995 not more than 2,937,635 shares may be issued under the Option Plan.

                                    8.

the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, normally be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, a non-employee member of the Board of Directors or an independent consultant or advisor.

         The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         Stockholder Rights. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by the optionee.

         Stock Appreciation Rights. At the discretion of the Plan Administrator, options may be granted with stock appreciation rights. Two types of stock appreciation rights are authorized for issuance under the Discretionary Option Grant
Program: (i) tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution from the Company; and (ii) limited rights which are automatically exercised upon the occurrence of a hostile take-over.

         The appreciation distribution payable by the Company upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of (i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the Plan Administrator's discretion, be made in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

         One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, at the discretion of the Plan Administrator, be granted limited stock appreciation rights in connection with their option grants under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

         Certain options granted under the predecessor 1983 Stock Option Plan and incorporated into the Option Plan contain a different form of limited stock appreciation right, pursuant to which the option holder will have the right to surrender the underlying option to the Company for a cash distribution, calculated in the same manner indicated above, should 25% or more of the Company's outstanding voting securities be acquired through a hostile tender offer or should there occur a change in the majority of the Board of Directors as a result of one or more proxy contests.

         Cancellation and New Grant of Options. The Plan Administrator has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution thereof new options covering the same or different numbers of shares of Common Stock but with an exercise price per share not less

                                    9.

than 85% of the fair market value of the Common Stock on the new grant date (in the case of an incentive stock option, 100% on the new grant date).

         Acceleration of Options. Upon the occurrence of any of the following transactions (a "Corporate Transaction"):

               (i)  a merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

              (ii) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company; or

             (iii) any reverse merger in which the Company is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger;

each outstanding option under the Discretionary Option Grant Program will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares. No such acceleration will occur, however, if (i) the option is either to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction or (iii) the acceleration of the option is subject to other limitations imposed by the Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

         The Plan Administrator will also have full power and authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of any hostile take-over of the Company, whether effected through a tender offer for securities possessing more than 50% of the total combined voting power of the Company's outstanding securities or through a change in the majority of the Board of Directors as a result of one or more contested elections for membership on the Board of Directors. Alternatively, the Plan Administrator may condition any such option acceleration upon the optionee's cessation of service within a specified period following such hostile take-over.

         The acceleration of options in the event of a Corporate
Transaction or hostile take-over event may be seen as an anti--takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         Special Tax Withholding Election.  The Plan
Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide one or more option holders under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of those shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the federal, state and local income and employment tax liability incurred by such option holder in connection with the exercise of the option. Any election so made will be subject to the approval of the Plan Administrator, and no shares will actually be withheld in satisfaction of such taxes except to the extent approved by the Plan Administrator. One or more option holder may also be granted the alternative right, subject to approval by the Plan Administrator, to deliver previously-issued shares of Common Stock in satisfaction of such tax liability.


                                    10.

AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, each non-employee member of the Board of Directors will automatically be granted, upon his or her initial election or appointment to the Board of Directors after June 9, 1994, a stock option to purchase 25,000 shares of Common Stock, unless that individual has previously received an option grant from the Company while serving as a non-employee member of the Board of Directors or an independent consultant. In addition, each individual who was serving as a non-employee member of the Board of Directors on the June 9, 1994 effective date of such Automatic Option Grant Program and who had not otherwise previously received an option grant from the Company in the capacity of a non-employee member of the Board of Directors or independent consultant was automatically granted on that date a stock option for 25,000 shares of Common Stock. In no event, however, will any option grant be made under the Automatic Option Grant Program to a non-employee member of the Board of Directors who has previously been in the Company's employ.

         The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock. The options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares.

         Each automatic option grant will have a term of ten years and will be immediately exercisable for any or all of the option shares. Any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of service as a member of the Board of Directors prior to vesting in those shares. The optionee will vest in the option shares in a series of 16 successive equal quarterly installments upon his or her completion of each full calendar quarter of continued service as a member of the Board of Directors over the 48 month period measured from the first day of the first calendar quarter following the grant date. However, the option shares will automatically vest in full upon the occurrence of a Corporate Transaction. Immediately following the consummation of such Corporate Transaction, all automatic option grants will terminate except to the extent such grants are assumed by the successor entity or its parent corporation.

         The options held by a non-employee member of the Board of Directors at the time of his or her cessation of Board of Director service will for a three month period remain exercisable for any shares of Common Stock in which the member of the Board of Directors is vested at the time of such cessation of service as a member of the Board of Directors. Should the optionee die while serving as a member of the Board of Directors or during the three month period following his or her cessation of service as a member of the Board of Directors, then the option may subsequently be exercised, for any or all of the shares of Common Stock in which the optionee is vested at the time of such cessation of service as a member of the Board of Directors, within 12 months after the date of the optionee's death by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance. Should the optionee become permanently disabled while serving as a member of the Board of Directors, he or she will have a 12 month period following cessation of service as a member of the Board of Directors to exercise his or her outstanding automatic grant for any or all of the shares of Common Stock in which he or she is vested at time of such cessation of service as a member of the Board of Directors.

GENERAL PROVISIONS

         Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration,

                                    11.

appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Option Plan after August 31, 1994, (iii) the number and/or class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to newly-elected non-employee members of the Board of Directors and (iv) the class and/or number of securities and exercise price per share in effect under each outstanding option.

         Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and per participant basis.

         Option Plan Amendments. The Board of Directors may amend or modify the Option Plan in any or all respects.
However, the Board of Directors may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

         Unless sooner terminated by the Board of Directors, the Option Plan terminates on August 31, 2004. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

OPTION GRANTS

         The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various other indicated persons and groups, the following information with respect to stock option grants effected during the period from July 1, 1994 to September 15, 1995: (i) the number of shares of Common Stock subject to options granted under the Option Plan during that period; and (ii) the weighted average exercise price payable per share under such options. This table excludes all options initially granted in prior fiscal years and regranted in fiscal 1995 pursuant to the option regrant program effected on December 14, 1994. For further information on the option regrants, see "Executive Compensation and Other Information; Special Option Regrant Program" section.


                                    12.

                                                                   WEIGHTED
                                                                   AVERAGE
                                           NUMBER                  EXERCISE
                                           OF OPTION               PRICE
NAME AND POSITION                          SHARES                  ($)

David W. Carter                            150,000                 $3.00
  Chairman of the Board of Directors,
  President
  and Chief Executive Officer

Mark N.K. Bagnall                           20,000                 $3.00
  Vice President, Chief
  Financial Officer and
  Corporate Secretary

Jan I. Drayer, M.D., Ph.D.                 150,000                 $3.625
  Executive Vice President, Gene
  Therapy Development

Richard C. Mulligan, Ph.D.                 100,000                 $3.00
  Executive Vice President,
  Research and Chief
  Scientific Officer

All current executive officers             450,000                 $3.327
as a group
(4 persons)

Fred H. Gage, Ph.D.                         25,000                 $3.50
  Director

Thomas Shenk, Ph.D.                         25,000                 $4.25
  Director

John T. Potts, Jr., M.D.                    25,000                 $3.063
  Director

Samuel D. Waksal, Ph.D.                     25,000                 $4.25
  Director

All current directors (other               100,000                 $3.765
than executive officers) as a
group (4 persons)

All employees, including                   269,000                 $4.539
current officers who are not
executive officers, as a group
(110 persons)


         As of September 15, 1995, options covering 2,320,830
shares were outstanding under the Option Plan, 616,805
shares remained available for future option grant and 262,365 shares of stock have been issued pursuant to the exercise of options granted under the Option Plan.

NEW PLAN BENEFITS

         On March 15, 1995, an option for 25,000 shares of Common Stock was granted to Dr. Gage under the Discretionary Option Grant Program at an exercise price of $3.50 per share. This option will not become exercisable in whole or in part unless the stockholders approve the amendment to the Option Plan under this Proposal Two which will render the non-employee members of the Board of Directors eligible to receive grants

                                    13.

under the Discretionary Option Grant Program during their period of service on the Board of Directors, other than during their period of service on the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE
OPTION PLAN

         Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the shares purchased upon exercise of the option are sold or otherwise made the subject of disposition.

         For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (x) the fair market value of those shares on the date the option was exercised over
(y) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option.

         The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option, if the purchased shares are subject to repurchase by the Company.
These special provisions may be summarized as follows:


                                    14.

               (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares; or

              (ii)  The optionee may, however, elect under
Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over
(b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

         Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

         Under present accounting principles, neither the grant nor the exercise of options issued with an exercise price equal to the fair market value of the option shares on the grant date will result in any charge to the Company's earnings. However, the grant of options with exercise prices less than such fair market value will result in a compensation expense to the Company equal to the discount at the time of grant. The Company must amortize such expense over the period the optionee is to vest in the shares purchasable under the option. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's reported earnings per share.

         Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged periodically against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of Proposal Two. If such stockholder approval is not obtained, then any options granted on the basis of the amendment to the Option Plan

                                    15.

which allows non-employee members of the Board of Directors to receive grants under the Discretionary Option Grant Program will terminate without becoming exercisable for the shares of Common Stock subject to those options.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE IN FAVOR OF THE APPROVAL OF THE AMENDMENT TO THE OPTION
PLAN.

               PROPOSAL THREE - RATIFICATION OF SELECTION
                     OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of Ernst &
Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1996, and is asking the stockholders to ratify this appointment.

         Ernst & Young LLP has audited the Company's financial statements annually since 1981. A representative of Ernst &
Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present or represented by Proxy and entitled to vote is required to ratify the selection of Ernst & Young LLP at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ERNST &
YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR
THE FISCAL YEAR ENDING JUNE 30, 1996.

           EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT

                     EXECUTIVE COMPENSATION

         Decisions on compensation matters relating to the Company's Chief Executive Officer, David W. Carter, and the Company's other executive officers are generally made by the Compensation Committee, which currently consists of Mr. Eisenson, Dr. Waksal and Dr. Hixson, three of the Company's non-employee directors. The Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers and administers the Option Plan under which grants may be made to executive officers and other employees. The Compensation Committee has furnished the following report on the compensation established for Mr. Carter and the Company's other executive officers for the fiscal year ended June 30, 1995.

         The Compensation Committee set the compensation payable to Mr. Carter for fiscal 1995. Mr. Carter in turn established, subject to the Compensation Committee's review and approval, the compensation payable for such fiscal year to the Company's other executive officers. For these executive officers, the Compensation


                                    16.

Committee had established performance factors to be considered by Mr. Carter in setting their individual compensation. Mr. Carter reported to the Compensation Committee his view of the performance of each officer with respect to such factors and his recommendation as to such individual's compensation based thereon. The Compensation Committee discussed, and with some modifications approved, the recommendations of Mr. Carter.

         General Compensation Policy. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon personal performance, the performance of the Company and the individual's contribution to that performance, all with a view to attracting and retaining qualified key executive officers for the Company. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is generally comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual variable performance awards payable in cash and tied to the achievement of annual strategic performance goals established by the Compensation Committee; and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

         Factors. Because the Company is in the development phase, the use of certain traditional performance standards (such as profit levels and return on equity) are not appropriate in evaluating the performance of the Company's executive officers. The principal factors considered in establishing the components of each executive officer's compensation package for fiscal 1995 are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

         - BASE SALARY. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. In addition, the Company reviews salary surveys for officers of companies in comparable industries and geographic locations as the Company. The level of base salary set for the Company's executive officers for fiscal 1995 was within twenty percent (20%) of the average surveyed salary for comparable companies.

         For the purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Pharmaceutical Index as the peer group index. Fifteen of the companies included in that peer group index were also among the companies that the Compensation Committee surveyed for compensation data. However, in selecting companies to survey for compensation data, the Compensation Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent and whether those companies had a management style and corporate culture similar to the Company's. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Pharmaceutical Index.

         - ANNUAL INCENTIVE COMPENSATION. An annual bonus, set as a targeted percentage of salary based on position, may be earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Compensation Committee at the start of the fiscal year. For fiscal 1995, these performance targets reflected a combination of factors, including the achievement of the Company's annual strategic objectives plus key functional performance objectives related to pre-clinical and clinical trials, strategic alliances and financing activities. For the Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Carter, a bonus equal to 54.6% of his base salary was earned as a result of the Company's achievement of the established targets. This bonus level is the result of structuring Mr. Carter's compensation

                                    17.

package to include a substantial component based upon incentive performance rather than base salary. For the other executive officers who were eligible to participate, the bonus was equal to 26.3% of their base salary.

         - STOCK-BASED INCENTIVE COMPENSATION. The Compensation Committee approves periodic grants of stock options to each of the Company's executive officers under the Option Plan. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varies from individual to individual in the Compensation Committee's discretion.

         The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Common Stock appreciates over the option term.

         The Compensation Committee granted Dr. Drayer a 150,000-share option grant at the time he commenced his service with the Company. Mr. Bagnall was granted an option to purchase 20,000 shares in order to maintain a comparable stock option position when compared to similarly situated officers at other companies in the industry. Mr. Carter and Dr. Mulligan were granted options to purchase 150,000 and 100,000 shares, respectively, to recognize their efforts in connection with the Company's acquisition of Merlin Pharmaceutical Corporation.

         CEO Compensation. In setting the compensation payable to the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Carter, the Compensation Committee sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to Company performance and stock price appreciation. There was no increase in Mr. Carter's base salary for fiscal 1995.

         The Compensation Committee also established a maximum bonus target for Mr. Carter for fiscal 1995 equal to 40% of his base salary, payable upon the Company's achieving fiscal 1995 plan and commercialization milestones. In fiscal 1995, the Compensation Committee awarded Mr. Carter an actual bonus equal to 54.7% of his base salary which will be paid in October 1995. Such amount exceeded the 40% maximum bonus provided under Mr. Carter's employment contract. The Compensation Committee determined that such higher bonus was appropriate in light of its decision not to increase Mr. Carter's base salary for fiscal 1995 and to tie more of his total annual compensation to Company performance.

                   SPECIAL OPTION REGRANT PROGRAM

         During the 1995 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program pursuant to which outstanding options held by the Company's executive officers and other employees under the Option Plan were canceled, and new options for the same number of shares were granted with a lower exercise price per share equal to the market price of the Company's Common Stock on the regrant date.


                                    18.

         The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each Company employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to the implementation of the program, the market price of the Company's Common Stock had fallen as a result of market factors which affected stock prices throughout the biopharmaceutical and biotechnology industries and which did not necessarily reflect the market's particular assessment of the Company's progress in product development and clinical testing. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to all option shares in which the optionee was vested at the time of the regrant so that the optionee would only have the opportunity to acquire the option shares at the lower exercise price if he or she remained in the Company's employ.

         Accordingly, on December 14, 1994, each employee of the Company, including the Company's executive officers, who held an outstanding stock option with an exercise price in excess of $3.00 per share was granted a new option with an exercise price of $3.00 per share, the market price of the Common Stock on that date, in cancellation of his or her higher-priced option. Each regranted option consists of two components. The number of shares subject to the first component is equal to the number of shares in which the optionee was vested under the higher-priced option on September 30, 1994. This component will now become exercisable in a series of eight successive equal quarterly installments as the optionee continues in the Company's service over the two-year period measured from October 1, 1994 to September 30, 1996. The second component covers the shares in which the optionee was not vested under the higher-priced option on September 30, 1994. This component will become exercisable for those shares in a series of successive equal quarterly installments at the same time those installments were to become exercisable under the higher-priced option.

         As a result of the amended vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

         Compliance with Internal Revenue Code Section 162(m).
As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation became effective for each fiscal year of the Company beginning after December 31, 1993 and applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting of Stockholders, the Company obtained stockholder approval for certain amendments to the Option Plan which were intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation.

         Compensation to be paid to the Company's executive officers for the 1996 fiscal year is not expected to exceed the $1 million limit per officer. Accordingly, until final Treasury regulations are issued with respect to the new $1 million limitation, any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation will be deferred.


                                    19.

         The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation
Committee of the Company's Board of Directors.

              Michael R. Eisenson, Chairperson
             Harry F. Hixson, Jr., Ph.D., Member
               Samuel D. Waksal, Ph.D., Member



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is comprised of Mr. Eisenson, Dr. Waksal and Dr. Hixson. None of these individuals is a former or current officer or employee of the Company or any of its subsidiaries. However, as a condition to the acquisition of GeneSys on November 13, 1991, the Company entered into a two-year consulting agreement with Dr. Hixson, pursuant to which the Company agreed to use its best efforts to have Dr. Hixson re-elected to the Board of Directors during the four-year period following such acquisition and to have him elected as Chairman of the Board of Directors during the first two years of that period. Dr. Hixson has received a consulting fee of $100,000 per year pursuant to his consulting agreement, although this fee was reduced to $25,000 per year after November 1993. During fiscal year 1995, Dr. Hixson did not receive any consulting fees. As a condition to the Merlin acquisition the Company entered into a three-year consulting agreement with Dr. Waksal. Pursuant to the agreement, Dr. Waksal receives a consulting fee of $24,000 per year. In addition, the Company granted Dr. Waksal a loan in the amount of $226,000, with an annual interest rate of 8 1/2%. The remaining balance of Dr. Waksal's loan at June 30, 1995 was $217,000.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.



                                    20.

PERFORMANCE GRAPH


                                       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                        AMONG SOMATIX THERAPY CORPORATION, THE NASDAQ
                                   STOCK MARKET-US INDEX AND THE NASDAQ PHARMACEUTICAL INDEX


                                                                CUMULATIVE TOTAL RETURN

                                 ______________________________________________________________________
                                        6/90       6/91      6/92        6/93       6/94       6/95       0656HSOM

Somatix Therapy Corp             SOMA         100         33        109         95         65         57  08/14/95

NASDAQ STOCK MARKET - US         INAS         100        106        127        160        162        215  06566NAS

NASDAQ PHARMACEUTICAL            INAP         100        160        199        173        145        194  06566NAP


*  $100 INVESTED ON 06/30/90 IN STOCK OR INDEX - INCLUDING
REINVESTMENT OF DIVIDENDS.  FISCAL YEAR ENDING JUNE 30.


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                                    21.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years by the Company's Chief Executive Officer and the four other highest paid executive officers whose compensation for fiscal 1995 was in excess of $100,000. No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for fiscal 1995 resigned or terminated employment during that fiscal year. The individuals named in the table will be hereinafter referred to as the "Named Officers."


                                               SUMMARY COMPENSATION TABLE
                                                                                                    Long-Term
                                                                                                      Compen-
                                                                Annual Compensation                   sation
                                                         -------------------------------------------------------

                                                                                                      Awards
                                                                                   Other           -------------
                                                                                   Annual            Securities     All Other
                                                                      Bonus        Compen-           Underlying     Compen-
Name and Principal                          Year          Salary      ($) <F2>     sation ($)        Options (#)    sations ($)
--------------------------------------------------------------------------------------------------------------------------------
David W. Carter                             1995          245,000     133,800        6,470 <F3>      270,000 <F6>    75,000 <F7>
  Chairman of the Board of                  1994          245,000     108,200          --               --           75,000
  Directors, President and                  1993          225,000      41,400          --             20,000         32,357
  Chief Executive Officer

Mark N.K. Bagnall                           1995          120,000      31,600          --            120,000 <F6>      --
  Vice President, Chief                     1994          110,500      39,835          --               --             --
  Financial Officer and                     1993          103,500      13,905          --             40,000           --
  Corporate Secretary

Jan I. Drayer, M.D., Ph.D. <F1>             1995           64,461      45,350          --            150,000         69,065 <F8>
  Executive Vice President,                 1994             --          --            --              --              --
  Gene Therapy Development                  1993             --          --            --              --              --

Edward O. Lanphier II                       1995          187,616      51,560       23,694 <F4>      175,000 <F6>    11,500 <F9>
  Executive Vice President,                 1994          160,500      58,335       17,711            25,000         12,000
  Commercial Development                    1993          150,000      20,250          --               --           21,493

Richard C.                                  1995          195,000      35,100       60,000 <F5>      294,327 <F6>    19,367 <10>
Mulligan, Ph.D.                             1994           21,500      25,000        8,333           150,000        137,500
  Executive Vice President                  1993             --          --           --                __             __
  Research and Chief Scientific
  Officer

<F1> Dr. Drayer's employment with the Company began on March
     21, 1995.  His annual salary for fiscal 1996 is $230,000.

<F2> The amounts shown in the Bonus column include cash bonuses earned for fiscal 1995 and paid in October 1995.
<F3> Represents car allowance paid for Mr. Carter.

<F4> Represents the forgiveness of an outstanding indebtedness owed by Mr. Lanphier to the Company.

<F5> Represents housing allowance paid to Dr. Mulligan.


<F6> Includes options regranted on December 14, 1994 in exchange for the cancellation of pre-existing options with a higher exercise price per share.

                                    22.

<F7> Represents the premium paid by the Company on the
     split-dollar life insurance policy maintained for Mr.
     Carter. The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.

<F8> Represents relocation expense reimbursement paid to
     Dr. Drayer.

<F9> Represents the premium paid by the Company on the
     split-dollar life insurance policy maintained for Mr. Lanphier. The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.

<F10> Represents the premium paid by the Company on the split-
     dollar life insurance policy maintained for Dr. Mulligan. The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.



STOCK OPTIONS

         The following table provides information with respect to the stock option grants made during fiscal 1995 under the Option Plan to the Named Officers. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted during such fiscal year to the Named Officers.

                                               OPTION GRANTS IN LAST FISCAL YEAR
___________________________________________________________________________________________________________________________

                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                        Annual Rates of
                                                                                                         Stock Price
                                                                                                       Appreciation for
                                   Individual Grants                                                   Option Term <F6>
____________________________________________________________________________________________________________________________

                                                Percent of
                                Number of         Total
                                Securities       Options
                                Underlying       Granted to    Exercise
                                 Options         Employees     Price <F5>      Expiration
     Name                        Granted         in Fiscal     ($ Share)          Date              5% ($)          10% ($)
                                 (#) <F1>          Year
____________________________________________________________________________________________________________________________

David W. Carter                 150,000 <F2>        6.8          $3.00          12/13/04          283,050          717,150
                                120,000 <F3>        5.4          $3.00          12/13/04          226,440          573,720

Mark N.K. Bagnall                20,000 <F4>        0.9          $5.188            --                --               --
                                100,000 <F3>        4.5          $3.00          12/13/04          188,700          478,100

Jan I. Drayer, M.D., PhD.       150,000 <F2>        6.8          $3.625         03/19/05          342,000          866,550

Edward O. Lanphier II           175,000 <F3>        7.9          $3.00          12/13/04          330,225          836,675

Richard C. Mulligan, Ph.D.      100,000 <F2>        4.5          $3.00          12/13/04          188,700          478,100
                                194,327 <F3>        8.8          $3.00          12/13/04          366,695          929,027
___________________________________________________________________________________________________________________________

<F1> Each option includes a limited stock appreciation right that will result in the automatic cancellation of that option, to the extent exercisable for vested shares of Common Stock, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding securities. The optionee will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the highest price per share of Common Stock paid in the tender offer less the exercise price payable per share. In addition, each optionee has the right, subject to the approval of the Compensation Committee, to have a portion of the shares purchased under the option applied to the payment of the withholding taxes incurred in connection with the exercise of that option.


                                    23.


<F2>  The dates on which the fiscal 1995 options ("New Options")
were granted are as follows:

           Name                                  Grant Date
           ----                                  ----------

       David W. Carter                          December 14, 1994
       Jan I. Drayer, M.D., Ph.D.               March 20, 1995
       Richard C. Mulligan, Ph.D.               December 14, 1994

The New Option granted to Mr. Carter will become exercisable in a series 16 successive equal quarterly installments upon his completion of each calendar quarter of service with the Company measured from January 1, 1995.

The New Option granted to Dr. Drayer will become exercisable in a series of 16 successive equal quarterly installments upon his completion of each calendar quarter of service with the Company measured from April 1, 1995.

The New Option granted to Dr. Mulligan will become exercisable in a series of 16 successive equal installments upon his completion of each calendar quarter of service with the Company measured from January 1, 1995.

Each of the New Options will automatically become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless those options are assumed by the acquiring entity. Each New Option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

<F3>  Represents options regranted on December 14, 1994 to each
Named Officer in exchange for the cancellation of pre-existing options with a higher exercise price per share. Each regranted option consists of two components. The number of shares subject to the first component is equal to the number of shares in which the optionee was vested under the higher-priced option on September 30, 1994. This component will now become exercisable in a series of eight successive equal quarterly installments as the optionee continues in the Company's service over the two-year period measured from October 1, 1994 to September 30, 1996. The second component covers the shares in which the optionee was not vested under the higher-priced option on September 30, 1994. This component will become exercisable for those shares in a series of successive equal quarterly installments at the same time those installments were to become exercisable under the higher-priced option. For further information concerning these regranted options, see the Option Repricing information below.

<F4>  This option was originally granted on September 29, 1994 with an exercise price of $5.188 and was canceled on December 14, 1994 in exchange for a new option for the same number of shares with an exercise price of $3.00 per share. See Footnote 3 above.

<F5>  The exercise price may be paid in cash, in shares of the
Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income tax liability incurred by the optionee in connection with such exercise.

<F6>  There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed five percent and ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.


                                    24.

OPTION EXERCISES AND HOLDINGS

         The table below sets forth information concerning the exercise of options during the fiscal year ended June 30, 1995 by the Named Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation rights described in footnote (2) to the Option Grant table above, no stock appreciation rights were outstanding at the end of such fiscal year.

                                             AGGREGATED OPTION EXERCISES IN FISCAL 1994
                                               AND 1994 FISCAL YEAR-END OPTION VALUES

                                                         Number of Securities
                                                              Underlying                          Value of Unexercised
                                                         Unexercised Options at                   In-the-Money Options
                               Number                        June 30, 1995 (#)                    at June 30, 1995 <F1>
                             of Shares                 ____________________________________________________________________
        Name                Acquired On     Value          Exercis-         Unexercis-         Exercis-          Unexercis-
                              Exercise     Realized          able             able               able              able
---------------------------------------------------------------------------------------------------------------------------
David W. Carter                  N/A          N/A           317,656           202,344          $537,070          $252,930

Mark N.K. Bagnall                N/A          N/A            32,363            67,637          $ 40,454          $ 84,546

Jan I. Drayer, M.D., Ph.D.       N/A          N/A              --             150,000             --             $ 93,750

Edward O. Lanphier II            N/A          N/A            67,384           107,616          $ 84,230          $134,520

Richard C. Mulligan, Ph.D.       N/A          N/A            53,468           240,859          $ 66,835          $301,704

<F1>  Determined by subtracting the exercise price from the market price of the Common Stock on June 30, 1995 ($4.25 per share).


OPTION REPRICING

         As discussed in the Compensation Committee Report on Executive Compensation, the Company implemented an option cancellation/regrant program for executive officers and all other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. For all employees, including the Company's executive officers, the cancellation/ regrant was effected on December 14, 1994 and each option held by those employees with an exercise price in excess of $3.00 was canceled and two new options for the same aggregate number of shares were granted with an exercise price of $3.00.

         The following table sets forth (i) information with respect to each of the Company's executive officers concerning his or her participation in the option cancellation/regrant program which was effected on December 14, 1994 and (ii) information with respect to all former or current executive officers of the Company concerning their participation in other option repricing programs implemented by the Company during the period commencing June 5, 1986, the date the Company completed the initial public offering of the Common Stock, and ending June 30, 1995.


                                    25.



                                                 Number of                                                   Length of
                                                 Securities      Market Price                                Option Term
                                                 Underlying      of Stock at    Exercise Price               Remaining
                                                  Options         Time of       at time of    New            at Date of
Name and                        Repricing         Repriced or     Repricing or  Repricing or  Exercise       Repricing or
Principal Position                 Date           Amended         Amendment     Amendment     Price          Amendment
--------------------------------------------------------------------------------------------------------------------------
David W. Carter                  12/14/94         93,750 <F1>     $3.00         $4.00         $3.00          6.50 Years
 Chairman of the Board,          12/14/94          6,250          $3.00         $4.00         $3.00          6.50 Years
 President and Chief             12/14/94         20,000 <F1>     $3.00         $6.25         $3.00          8.00 Years
 Executive Officer
                                  1/17/90 <F2>     7,500          $6.00        $18.72         $6.00          9.75 Years

Mark N.K. Bagnall                12/14/94          7,000 <F1>     $3.00         $6.00         $3.00          6.50 Years
 Vice President, Chief           12/14/94          6,900          $3.00         $5.375        $3.00          6.50 Years
 Financial Officer and           12/14/94         16,100 <F1>     $3.00         $5.375        $3.00          6.50 Years
 Secretary                       12/14/94          5,000 <F1>     $3.00         $8.50         $3.00          7.50 Years
                                 12/14/94          5,000          $3.00         $8.50         $3.00          7.50 Years
                                 12/14/94         15,000 <F1>     $3.00         $5.75         $3.00          8.50 Years
                                 12/14/94         25,000          $3.00         $5.75         $3.00          8.50 Years
                                 12/14/94         20,000          $3.00         $5.188        $3.00         10.00 Years
                                  1/17/90 <F2>       875          $6.00         $15.32        $6.00          8.00 Years
                                  1/17/90 <F2>     2,125          $6.00         $18.72        $6.00          9.25 Years
                                 12/15/88 <F2>       125         $18.00         $23.36       $15.32          9.75 Years

Jan I. Drayer, M.D., Ph.D.          N/A
 Executive Vice President,
 Gene Therapy Development

Edward O. Lanphier II            12/14/94         84,375 <F1>     $3.00          $6.75        $3.00          7.75 Years
 Executive Vice President,       12/14/94         65,625          $3.00          $6.75        $3.00          7.75 Years
 Commercial Development          12/14/94          7,812 <F1>     $3.00          $6.875       $3.00          8.75 Years
                                 12/14/94         17,188          $3.00          $6.875       $3.00          8.75 Years

Richard C. Mulligan, Ph.D.       12/14/94         39,709 <F1>     $3.00          $6.25        $3.00          6.50 Years
 Executive Vice President,       12/14/94          4,618          $3.00          $6.25        $3.00          6.50 Years
 Research and Chief Scientific   12/14/94         58,733 <F1>     $3.00          $6.25        $3.00          8.75 Years
 Officer                         12/14/94         91,267          $3.00          $6.25        $3.00          8.75 Years

John M. Archer                    1/17/90 <F2>    13,900          $6.00         $15.32        $6.00          8.00 Years
(Former President)                1/17/90 <F2>    17,400          $6.00         $18.72        $6.00          9.25 Years
                                 12/15/88 <F2>     1,500         $18.00         $30.52       $15.32          9.00 Years
                                 12/15/88 <F2>     8,000         $18.00         $27.00       $15.32          8.75 Years
                                 12/15/88 <F2>       800         $18.00         $25.00       $15.32          4.75 Years
                                 12/15/88 <F2>     1,200         $18.00         $25.00       $15.32          5.75 Years
                                 12/15/88 <F2>     2,400         $18.00         $25.00       $15.32          6.75 Years

Austin D. Brewin, M.D.            1/17/90 <F2>    10,700          $6.00         $15.32        $6.00           8.00 Years
(Former VP, Medical               1/17/90 <F2>     8,050          $6.00         $18.72        $6.00           9.25 Years
Affairs)                         12/15/88 <F2>     1,200         $18.00         $31.24       $15.32           7.25 Years
                                 12/15/88 <F2>     1,500         $18.00         $41.00       $15.32           8.50 Years
                                 12/15/88 <F2>     8,000         $18.00         $27.00       $15.32           8.75 Years

Dennis Costello                  12/15/88 <F2>     7,500         $18.00         $33.52       $15.32           9.25 Years
(Former VP, Marketing)

                                    26.

Craig R. McMullen                12/15/88 <F2>     8,800         $18.00         $25.00       $15.32           5.25 Years
(Former President)               12/15/88 <F2>     2,400         $18.00         $25.00       $15.32           6.25 Years
                                 12/15/88 <F2>     5,000         $18.00         $30.52       $15.32           8.00 Years
                                 12/15/88 <F2>    28,750         $18.00         $27.00       $15.32           8.75 Years

H. Fred Voss, Ph.D.              12/15/88 <F2>     2,500         $18.00         $30.52       $15.32           8.00 Years
(Former VP, R&D)                 12/15/88 <F2>    22,500         $18.00         $27.00       $15.32           8.75 Years
                                 12/15/88 <F2>     2,000         $18.00         $25.00       $15.32           6.00 Years
                                 12/15/88 <F2>     2,400         $18.00         $25.00       $15.32           5.50 Years

<F1>  These vested options were required to re-vest over a
two-year period measured from October 1, 1994.

<F2>  The share and price information given for these options have been adjusted to reflect a 1-for-4 reverse stock split which occurred on March 18, 1991.



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Except as set forth below, the Company presently has no employment contracts in effect for executive officers, and no severance arrangements in connection with their resignation or termination or following a change in control or ownership of the Company. However, the Compensation Committee has the authority as administrator of the Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the Option Plan or the predecessor 1983 Stock Option Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding voting securities or through a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership.

         On July 1, 1993, the Company entered into an employment agreement with David W. Carter pursuant to which Mr. Carter receives an annual base salary of $245,000 with periodic adjustments. Mr. Carter is also entitled to a performance-based bonus not to exceed 40% of his base salary based upon the Company's achievement of targets established by the Compensation Committee, and a one-time bonus equal to $50,000 plus 12,500 shares of Common Stock if the Company completes an equity financing of at least $10 million at a price equal to or exceeding $18.00 per share or a price agreed to by the Board of Directors. In addition, Mr. Carter is entitled to certain benefits, including the benefits of a split-dollar life insurance arrangement, pursuant to which the Company will advance the annual premiums and Mr. Carter is required to repay the premiums out of policy proceeds or the cash surrender value of the policy following his termination of employment. In the event
Mr. Carter's employment is terminated without cause or the Company undergoes a change in control, Mr. Carter will be entitled to 18 months severance pay.

         On June 24, 1992, the Company entered into an employment agreement with Edward O. Lanphier II, when he joined the Company as Executive Vice President, Commercial Development. The employment agreement provided for an annual base salary of $150,000, plus an annual bonus not to exceed 30% of his base salary and an option to purchase 150,000 shares of Common Stock at a price of $6.75 per share, the fair market value on the grant date. In connection with the special option regrant program previously described, this option was regranted as two separate options with an exercise price of $3.00, the fair market value of the Common Stock on the date of regrant. In addition, the Company agreed to loan Mr. Lanphier $51,000, which was to be forgiven over a three-year period, provided he continued in the Company's employ. In addition, upon the termination of his employment by the Company, any unpaid balance of the loan made on his behalf to Celtrix Corporation as part of his original employment agreement with Somatix was to be forgiven. This loan was forgiven in its entirety on July 13, 1995. The employment agreement also provided for a severance payment to Mr. Lanphier equal to six months base salary if his employment were terminated without cause or if his employment were to terminate in connection with Mr. Carter's cessation of service as the Chief Executive Officer. In addition, Mr. Lanphier was to vest in 50% of the vested shares subject to his option should he resign after 24 months of service. On November 9, 1993, Mr. Lanphier entered into a new employment agreement with
                                    27.

the Company. That new agreement provides for an annual base salary of $160,500, subject to review and adjustment annually by the Compensation Committee, plus annual bonuses not to exceed 30% of his base salary. In addition, the agreement provides for a severance payment to Mr. Lanphier equal to 12 months base salary if his employment is terminated without cause and six months base salary should he resign. Mr. Lanphier's unvested stock options will also accelerate by eight additional quarters should he be terminated without cause and by two additional quarters should he resign. The employment agreement also provides for a split-dollar life insurance arrangement and a disability insurance policy for Mr. Lanphier.

         On November 11, 1993, the Company entered into an employment agreement with Richard C. Mulligan, Ph.D., pursuant to which he was employed as Executive Vice President of Research and Chief Scientific Officer for the period June 1, 1994 through September 5, 1995. The agreement provides for an annual base salary of $195,000, a sign-on bonus of $25,000, plus an annual bonus not to exceed 30% of his base salary. Dr. Mulligan has continued as an employee consultant following the termination of that agreement. On December 16, 1993, Dr. Mulligan was granted an option to purchase 150,000 shares of the Common Stock at $6.25 per share, the fair market value on the grant date, in connection with the services he was to render the Company either as a consultant or executive officer. In connection with the special option regrant program previously described, this option was regranted as two separate options with an exercise price of $3.00, the fair market value of the Common Stock on the date of regrant. Dr. Mulligan's employment agreement also provides for a monthly housing allowance of $5,000 and certain benefits, including the benefits of a split-dollar life insurance arrangement.

         On December 30, 1993, the Company entered into an employment agreement with Mark N.K. Bagnall, Vice President, Chief Financial Officer and Corporate Secretary. The employment agreement provides for an annual base salary of $110,500, subject to review and adjustment annually by the Compensation Committee, plus annual bonuses not to exceed 30% of his base salary. In addition, the employment agreement also provides for a severance payment to Mr. Bagnall equal to 12 months base salary if his employment is terminated without cause. Mr. Bagnall's unvested stock options will also accelerate by eight additional quarters should his employment be terminated without cause.

         In March, 1995, the Company entered into an employment agreement with Jan I. Drayer, M.D., when he joined the Company as Executive Vice President, Gene Therapy Development. The employment agreement provides for an annual base salary of $230,000, plus bonuses of up to 30% of his annual salary and an option to purchase 150,000 shares of the Company's Common Stock at a price of $3.625 per share, the fair market value on the date Dr. Drayer's employment began.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

         As a condition to the acquisition of Merlin
Pharmaceutical Corporation, in February 1995, (the "Merlin Acquisition") the Company entered into a three-year consulting agreement with Dr. Shenk. The agreement provides for compensation in the amount of $3,000 per day for consulting services.
Pursuant to the terms of the agreement, the Company may require Dr. Shenk to provide up to ten working days of service per year. In addition, the Company granted a short-term loan in the amount of $39,447.10 to Dr. Shenk in conjunction with the Merlin Acquisition. Dr. Shenk's loan was paid in full in June, 1995.

         The Company also agreed, as a condition to a corporate partnering arrangement with Bristol-Myers Squibb, to use its best efforts to secure the nomination and election of Leon E.
Rosenberg, M.D, the President of Bristol-Myers Pharmaceutical
Research Institute, to the Company's Board of Directors.


                   COMPLIANCE WITH SECTION 16(a) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


                                    28.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the United States Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms furnished to the Company, and written representations that no other reports were required, the Company believes that during the period from July 1, 1994 to June 30, 1995, all officers, directors and holders of more than ten percent of the Common Stock complied with all Section 16(a) requirements, except that Dr. Potts, a director, did not timely file a Form 3 report indicating he had become a member of the Company's Board of Directors.
                                    29.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of September 15, 1995 by (i) all persons who are beneficial owners of five percent or more of the Common Stock,
(ii) each director and nominee, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.

                                             Number                Percent of Total
       Name and Address                      of Shares              Shares Outstanding <F1>
       ----------------                      ---------              -----------------------
Aeneas Venture Corporation <F2> . . . . .    2,203,945                        9.1%
    600 Atlantic Avenue
    Boston, MA  02210

Legg Mason, Inc. . . . . . . . . . . . . .   2,073,574                        8.5%
    111 South Calvert Street
    Baltimore, MD  21202

Samuel D. Waksal, Ph.D. <F3> . . . . . . .     427,360                        1.8%

Thomas E. Shenk, Ph.D.<F4> . . . . . . . .     430,716                        1.8%

David W. Carter <F5> . . . . . . . . . . .     389,650                        1.6%

Richard C. Mulligan, Ph.D. <F6>. . . . . .     277,506                        1.1%

Harry F. Hixson, Jr., Ph.D. <F7>               371,806                        1.5%

Fred H. Gage, Ph.D. <F8> . . . . . . . . .     253,551                        1.0%

John T. Potts, Jr., M.D. <F9>. . . . . . .      25,000                          *

Karen Davis, Ph.D. <F10> . . . . . . . . .      25,500                          *

Mark N.K. Bagnall <F11>  . . . . . . . . .      43,873                          *

Jan I. Drayer, M.D., Ph.D. . . . . . . . .          --                          *

Edward O. Lanphier II <F12>  . . . . . . .      89,844                          *

All directors and executive
officers as a group (12 persons) <F13> . .   4,538,751                       18.7%

----------------------------
*     Less than 1.0%

                                    30.


<F1>  Includes securities subject to options, warrants, and
conversion privileges deemed outstanding for the beneficial owner for whom the percentage is being calculated.
<F2>  Mr. Eisenson, a director of the Company, is a Vice
President and member of the investment committee of Aeneas Venture Corporation. He may be deemed the beneficial owner of 1,593,726 shares of Common Stock, 60,035 shares of preferred stock which is convertible into 375,219 shares of Common Stock, warrants to purchase 210,000 shares of Common Stock; and options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights, held by Aeneas Venture Corporation with shared voting and investment power with respect thereto. Mr. Eisenson disclaims beneficial ownership of such shares.
<F3>  Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 18,000 shares held by Dr. Waksal's children for which Dr. Waksal disclaims beneficial ownership and 236,433 shares of Common Stock held by Sudbury Partners I. Dr. Waksal disclaims beneficial ownership of the shares held by Sudbury, except to the extent of his pecuniary interest arising from his partnership interests.
<F4>  Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 42,986 shares held by Dr. Shenk's children for which Dr. Shenk disclaims beneficial ownership and 42,988 warrants to purchase shares of Common Stock held by his wife for which Dr. Shenk disclaims beneficial ownership.
<F5>  Includes options to purchase 257,500 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. He also holds options to purchase 91,250 shares which are or will be vested and purchasable within 60 days.
<F6>  Includes options to purchase 71,833 shares which are or will be vested and purchasable within 60 days.
<F7>  Includes 346,806 shares of Common Stock owned by the Hixson
Family Trust. Dr. Hixson, a director of the Company, is the trustee of such trust and may be deemed the beneficial owner of these shares with shared voting and investment power with respect thereto. Also includes options to purchase 25,000 shares of the Company's Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
<F8>  Includes options to purchase 148,705 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 104,846 shares of Common Stock owned by the Gage Trust. Dr. Gage, a director of the Company, is the trustee of such trust and may be deemed the beneficial owner of these shares with shared voting and investment power with respect thereto.
<F9>  Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
<F10>  Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
<F11>  Includes options to purchase 43,473 shares which are or will be vested and purchasable within 60 days.
<F12>  Includes options to purchase 89,844 shares which are or will be vested and purchasable within 60 days.
<F13>  This number includes options to purchase 475,500 shares of
Common Stock held by officers and directors of the Company some of which are immediately exercisable, of which a portion is subject to repurchase rights, and options and warrants to purchase 339,388 shares which are or will be vested and purchasable within 60 days.

         To the Company's knowledge, each beneficial owner of more than ten percent capital stock filed all reports and reported all transactions on a timely basis with the SEC, National Association of Securities Dealers, Inc. and the Company.

                                    31.

               DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's
1996 Annual Meeting must be received by the Company no later than June 20, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                             ANNUAL REPORT

         A copy of the Annual Report of the Company for the fiscal year ended June 30, 1995 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                               FORM 10-K

         THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOMATIX THERAPY CORPORATION, 850 MARINA VILLAGE PARKWAY, ALAMEDA, CALIFORNIA 94501.


                             OTHER MATTERS


         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.


                                        THE BOARD OF DIRECTORS


Dated:  October 16, 1995

                                    32.

                    SOMATIX THERAPY CORPORATION
                             PROXY

           Annual Meeting of Stockholders, November 16, 1995

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF SOMATIX THERAPY CORPORATION

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held November 16, 1995 and the Proxy Statement and appoints David W. Carter and Harry F. Hixson, Jr., Ph.D., and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Somatix Therapy Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 850 Marina Village Parkway, Alameda, CA 94501 on Thursday, November 16, 1995 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

         1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:



                                             WITHHOLD
                                             AUTHORITY
                                 FOR         TO VOTE

David W. Carter                 _____         _____
Karen Davis, Ph.D.              _____         _____
Michael R. Eisenson             _____         _____
Fred H. Gage, Ph.D.             _____         _____
Harry F. Hixson, Jr., Ph.D.     _____         _____
Richard C. Mulligan, Ph.D.      _____         _____
John T. Potts, Jr., M.D.        _____         _____
Thomas E. Shenk, Ph.D.          _____         _____
Samuel D. Waksal, Ph.D.         _____         _____
Leon E. Rosenberg, M.D.         _____         _____

         2.       FOR     AGAINST   ABSTAIN


     To approve an amendment to the Company's 1992 Stock Option Plan to render non-employee members of the Company's Board of Directors, other than those individuals who are also at the time serving on the Compensation Committee which administers the Option Plan, eligible to participate in the Discretionary Option Grant Program in effect under the Option Plan; and

         3.       FOR     AGAINST   ABSTAIN

     To ratify the Board of Director's selection of Ernst & Young
LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 1996.

         The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

Please print the name(s) appearing on each share
certificate(s) over which you have voting authority:
________________________________________________________________
                  (Print name(s) on certificate)


Please sign your name:


________________________________________________________________
                   (Authorized Signature(s))

Date: __________________________________________________________